EXHIBIT 99.1

J.JILL, INC. ANNOUNCES QUARTERLY DIVIDEND

Quincy, MA – December 4, 2024 – J.Jill, Inc. (NYSE:JILL) today announced that its Board of Directors declared a quarterly cash dividend of $0.07 per share on the company’s common stock. The dividend is payable on January 9, 2025 to stockholders of record of issued and outstanding shares of the company’s common stock as of December 26, 2024.

In addition, the Company announced that its financial results for the third quarter fiscal year 2024 will be released after market close on Wednesday, December 11, 2024. Claire Spofford, Chief Executive Officer, and Mark Webb, Chief Financial Officer and Chief Operating Officer, will host a conference call at 4:30 p.m. Eastern Time to discuss the financial results.

Investors and analysts interested in listening to the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Participants are asked to dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until Wednesday, December 18, 2024.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241